                                                                    Exhibit 23.3

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the,
Registration Statement (Form S-4 No. 333-103959) and related Prospectus of
NDCHealth Corporation for the registration of 10 1/2% Senior Subordinated Notes
Due 2012 and to the incorporation by reference therein of our report dated July
6, 2002, with respect to the consolidated financial statements of TechRx
Incorporated as of May 31, 2002 and June 30, 2001 and for the periods then ended, included in NDCHealth Corporation's Current Report on Form 8-K/A dated
June 11, 2002, filed with the Securities and Exchange Commission on August 12,
2002.

                                                           /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
July 28, 2003